EXHIBIT 99.1
                                                                    ------------

Sunterra Corporation

Conference Call Transcript
March 21, 2007


P R E S E N T A T I O N

OPERATOR
Good day, ladies and gentlemen, and welcome to the Sunterra call regarding the Diamond Resorts acquisition. (OPERATOR INSTRUCTIONS).

I'd now like to turn the call over to Ms. Marilyn Windsor, vice president of Investor Relations. Please proceed.

MARILYN WINDSOR - Sunterra Corporation - VP Investor Relations

Thank you, Nicole. Good morning, everyone, and thank you for joining us today to discuss the proposed acquisition of Sunterra by Diamond Resorts. On the call are our chairman, John Ziegelman; our interim president and chief executive officer, Jim Weissenborn; Steven Varner, our interim chief operating officer; and Bob Krawczyk, our chief financial officer.

During today's call, we will make statements regarding our company's or management's intentions, expectations, or predictions of the future, any and all of which constitute forward-looking statements under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Actual results may differ from our discussion today.

The company cautions that these statements are not guarantees of future performance and involve risks, uncertainties, and other factors that may cause results to differ materially from those anticipated at the time such statements are made. Certain of the risks and uncertainties are noted in our SEC filings, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q and in the press release and other SEC filings related to the tender offer. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be obtained or that results will not materially differ.

We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events, or otherwise, except as may be required by law. Sunterra has filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. This statement contains important information that we will be referring to on today's call, and we recommend that you read that document carefully.

I will now turn the call over to John Ziegelman. Go ahead, John.

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

Thank you, Marilyn. Good morning, everyone. I'll keep my remarks brief this morning so we can get to your questions, but first I'd like to personally thank Diamond Resorts and Steve Cloobeck and all of his colleagues for their efforts and, in particular, for not giving up the prize during some of our darker days.

In addition, on behalf of our shareholders, our employees and members, we all thank Diamond Resorts for making this happen.

Since our announcement on March 9th, I've received numerous congratulatory calls from shareholders and some employees thanking me for my efforts and the outcome we achieved and crediting me with the success that now seems close at hand. My own view is this -- in reality, our success in getting to this point is mostly due to the dedication, hard work, and focus of our approximately 4,000 employees under the leadership of Jim Weissenborn and Steven Varner.

Moreover, not only did everyone have to deal with trying circumstances, but Jim, Steve, and the rest of senior management had to deal with me, and for those of you who know me, you know that wasn't very much fun.

Our employees took the duress of the company's uncertain future, and the pressure they undoubtedly received from their families, with great professionalism. Notwithstanding our very difficult situation, very few employees left the company and the vast majority focused on doing their jobs well.

Our board, senior management, and all of our employees worked tirelessly toward multiple objectives including securing BDO as our auditor, implementing our broad and deep remediation plan, putting out numerous fires in Europe, and all the while this was being accomplished, also continued to effectively manage our North American business and accommodate Diamond Resorts in its very extensive due diligence process. This all took place in a very intensive 10-month period.

With that, I'll turn the call over to Jim to answer the question "why sell now?"

JIM WEISSENBORN - Sunterra Corporation - Interim President and CEO

Thank you, John. One of the most frequently asked questions about our support of this transaction goes something like: "If all is going so well, why sell now?" The answer, in our judgment, is simply we achieved what we believe to be a very strong all-cash price now from a buyer who we believe has strong financial backing.

Clearly, one of the decisions the board was grappling with is: "Can we rebuild?" While we believed that rebuilding would be achievable, the better question to ask is to what end and at what cost and what risk.

To get to that proverbial Point B, we would be required to attract and retain permanent timeshare-experienced management from a very small pool of potential candidates. We would need to invest hundreds of millions of dollars in new inventory and would be exposed to both significant market and execution risk.

Also, we would have to sustain a very expensive remediation process to allow us to complete a very lengthy and also expensive financial statement, restatement and audit process. Our view was that these tasks were certainly not insurmountable and, in fact, the board was pursuing recruiting a new CEO and rebuilding the senior management team in case the Diamond merger agreement wasn't signed.

However, in the board's judgment and in the final analysis, the certainty of this all-cash deal at a significant premium to the recent trading price, and at the $16 we achieved, outweighed the potential costs and risks associated with executing a go-forward business plan.

So, with that, I'll turn this back over to Marilyn for Q&A.

MARILYN WINDSOR - Sunterra Corporation - VP Investor Relations

Thanks, Jim. Nicole, please go ahead and open the line for questions.

Q U E S T I O N S   A N D   A N S W E R S

OPERATOR
(OPERATOR INSTRUCTIONS). Will Marks, JMP Securities.

WILL MARKS - JMP Securities - Analyst

Good morning, John and Jim. My question relates to in terms of -- you know, reading through the filing, there was the chance that it sounds like if you completed the audit, then you could sell the company with a completed audit.

You just made a reference to potentially hiring a new CEO. Would that have to be part of that? In other words, to complete the audit, would you need a CEO? And maybe you could talk about the cost and the time it would be necessary to complete that audit and then possibly market the company if that were the case?

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

Sure, Will. Thank you. No, the answer to your first question is no -- to complete our audit would not require -- BDO, to the best of knowledge, has never mentioned anything about bringing in somebody new. The new CEO was a project that the board was working on to take Sunterra to the next level in preparation of a sale, or if the board had decided at that future point that we could continue to run the business.

The cost and the timing -- I don't think we've specified publicly what kind of--each individual cost category was, but between the Spanish taxes that we've already paid, some of the contingent liabilities, the deferred maintenance and the remediation, it was a very, very significant number. And, by the way, it's a no-return-on-investment-type number. Remediating and putting the company in a position that it already should have been does not yield any dividend and is deploying capital in a non-value-adding way.

So to the time question, this is really out of our control. We've been very hesitant to say with any specificity what the timeframe would be, although I think on our December call, another shareholder speculated that it would take nine to 12 months from December, and we thought that was a reasonable timeframe.

So you were really looking at, by the end of this year, getting to the point where our audits would be completed, we expected, and then a process coming at the tail end of that. So kind of soup-to-nuts and, again, this is--I guess--my view, if the board had decided to sell then, you are looking at no sooner than 12 and probably somewhere around 18 to 24 months down the road.

WILL MARKS - JMP Securities - Analyst

Great, that's very helpful. One other question -- you mentioned in the filing another buyer, I believe, for the whole company that stepped up or expressed interest. How far along did that go? What type -- I realize there's very little you can say about it, but can you tell us was it private equity? Was it a public company? Or any information would be helpful.

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

Sure. There were two buyers that expressed interest in addition to Diamond Resorts. Both of them would fall into the strategic camp -- operators or past operators in the timeshare business. They had every opportunity to step forward and take up a role similar to Diamond's, but they did not. And so from the standpoint of having conducted an auction, we've consistently said that we weren't going to start that process until we got close or had our audits completed, and these were all kind of inbound inquiries that came either to Merrill Lynch or to our directors, and we pursued them as vigorously as we could to the result that we achieved.

WILL MARKS - JMP Securities - Analyst

Great. Thanks, John.

OPERATOR

Mark Ort, Glazer Capital.


MARK ORT - Glazer Capital - Analyst

Hi guys. I was hoping you could help me draw a line, try to bridge the gap, if you will, between what appears to be a requirement in the financing commitment to achieve $84 million LTM EBITDA, and what appears to be -- and that would be, obviously, just North America -- and what appears to be an LTM number through September 30th of 69.

I assume there are some adjustments, but otherwise it's a rather large gap.

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

Yes, thank you for that, and we apologize for the lack of clarity. The $84 million in the condition precedent includes -- is, first of all, a trailing 12-month number that moves forward, with time. But, as of today, that would be a trailing 12 ending 12/31/06.

It includes the contribution of Polo Towers that Diamond Resorts is making to this acquisition. It excludes Europe, and it also excludes all of the remediation and audit process and related costs associated with our restatements, restructuring and remediation.

The $84 million as of 12/31 is done. We know, at least on our calculations, that we have made that milestone.

MARK ORT - Glazer Capital - Analyst

I see. So I guess that sort of segues into the next question -- part of the capital structure of the new entity, or the entity that would be collateralizing the debt that's being incurred here includes the Polo Towers commitment. I was wondering what sort of disclosure you could give us concerning how much those assets are worth -- just to try to understand the capital structure a bit better.

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

I don't believe we disclosed that, per se. It is a significant asset that's being contributed. Jim, can we -- do you know of any way we can give more detail than that?

JIM WEISSENBORN - Sunterra Corporation - Interim President and CEO

Well, John, obviously it's something we looked at, and I think, suffice it to say, that their lenders and capital structure participants are comfortable. They certainly did their work, and they are comfortable with both the assets and type of assets, and they have agreed to some sort of valuation.

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

I think we can also say that what Diamond thought they were contributing and what their lenders ended up accepting were not the same numbers, and so that was a lower number and, again, to reiterate Jim's point, our review of that number and our perceived value, again, we are comfortable with the contribution.

MARK ORT - Glazer Capital - Analyst

I'm sorry, when you say what Diamond thought they were contributing, what the lenders thought they were getting, was meaning that the lenders, obviously, you're saying under -- or valued the assets at a lower value than Diamond, or am I misunderstanding that?

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

Well, again, Diamond had a view as to value, and then the lenders specified what that value was, in their judgment, the latter being more important. And I'm just saying there is a difference between the two -- not a major difference but a difference.

MARK ORT - Glazer Capital - Analyst

Okay. And then, finally, in terms of consents on the--I guess--on the Polo Towers side, again, it was mentioned throughout the documentation, various consents were required by parties who already have liens on some of those assets. Is it fair to assume -- it sounds logical to me, but is it fair to assume that you guys have turned over every rock to make sure that something like that would not trip this up?

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

It is fair to assume.

MARK ORT - Glazer Capital - Analyst

All right. Thanks. Thanks very much, guys.

OPERATOR

Michael Gallo, C.L. King.

MICHAEL GALLO - C.L. King - Analyst

Hi. Actually, my questions have already been answered. I just wanted to congratulate the company again on the transaction. Obviously, it was a difficult 10 months, and it was certainly fruitful to see it turn out the way it did.

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

Thanks, Mike.

OPERATOR

(OPERATOR INSTRUCTIONS). David Bernstein, Vadam Capital.

DAVID BERNSTEIN - Vanadium Capital - Analyst

Actually, it's Vanadium. Good morning. I just wanted to ask a question -- there was some mention, I believe, in the documents of an equity sponsor or a secondary contributor of capital. Are there any other related parties to this transaction that you can disclose?

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

Yes. I guess privately we've been asked, and if I understand your question, you are asking us who else is contributing equity in this transaction?

DAVID BERNSTEIN - Vanadium Capital - Analyst

Yes.

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

In addition to the Polo Towers asset and the contribution that Diamond has made otherwise, Soros Strategic Partners is contributing a preferred round of equity capital to complete the acquisition.

DAVID BERNSTEIN - Vanadium Capital - Analyst

Okay. I appreciate that. Thank you.

OPERATOR

Will Marks, JMP Securities.

WILL MARKS - JMP Securities - Analyst

John, I just wanted to take the -- my question, just relating to interest in the company a little further. One, can you tell me, did the lack of an audit completely eliminate any public buyers?

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

Well, I think the answer is that's what we believe, but people don't call you up and say, "Boy, we'd really like to buy this, but you don't have audits, so we're not." When Merrill Lynch was engaged, it received -- I think it's safe to say "dozens" of inbound inquiries that included other public timeshare companies, other public companies in the leisure area, private investors, and, to some degree, private equity.

It's the board's judgment that both -- well, specifically, that the public companies and probably also the private equity sponsors were greatly deterred if not completely deterred by our lack of audits.

WILL MARKS - JMP Securities - Analyst

Okay. That's all for me.

OPERATOR

(OPERATOR INSTRUCTIONS). Mark Ort, Glazer Capital.

MARK ORT - Glazer Capital - Analyst

Thanks again. One or two more quick questions -- could you quantify the size of the Soros investment and where it fits in the capital structure?

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

Well, it's being contributed as preferred equity, so it's between equity and debt, and it's -- I think we can say it's roughly half or more.

MARK ORT - Glazer Capital - Analyst

So does that come out of the $62 million or -- I'm just trying to understand -- when you say "half" is that half of the equity -- existing equity commitment, or is "half" of the total capital structure?

STEVEN VARNER - Sunterra Corporation - Interim COO

John, this is Steven. There's really two pieces of the Soros investment. One is to facilitate the tender, which are going to provide cash collateral and cash of the 62.5 and whatever is needed to effectuate the tender, which is half of the 325, which is the 20 million shares times 16.

Once the tender closes, then the 62.5 is committed equity to the -- cash equity to the transaction.

MARK ORT - Glazer Capital - Analyst

So -- again, I apologize -- so the cash collateral, the deposit, referred to in the documents -- that's coming from Soros?

STEVEN VARNER - Sunterra Corporation - Interim COO

That's right.

MARK ORT - Glazer Capital - Analyst

And the $62 million is coming from Diamond or it's coming from Soros as well?

STEVEN VARNER - Sunterra Corporation - Interim COO

From Soros as well. So it's set forth on pages 33 and 34 of the Form TO. Soros is providing the cash collateral, which is $100-plus-million, plus the 62.5 is cash collateral to the deal, which is half of the 325, and then the 62.5 equity stays in the deal, post close, as cash contributed capital to the transaction.

MARK ORT - Glazer Capital - Analyst

Which is going to be preferred?

STEVEN VARNER - Sunterra Corporation - Interim COO

Yeah, which is non-controlling equity.

MARK ORT - Glazer Capital - Analyst

I understand. Then the underlying equity piece, or the underlying common equity piece would be the value inherent in Polo Towers, which you are saying is not quantified?

STEVEN VARNER - Sunterra Corporation - Interim COO

It's been appraised and quantified as part of the transaction net. It's a comfortable -- the bank has indicated -- done their due diligence and have signed off on it.

MARK ORT - Glazer Capital - Analyst

Can we get some sense of at least a range, a ballpark figure, for what percent of the total capital that represents? I suppose we can go out and do some sort of appraisal as well, but is there anything you can provide us with?

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

I'm not sure the question is relevant. The fact is that the Diamond Resorts team has sufficient capital to close the transaction all through the capital structure, and that the question that you're asking has been vetted by both the lenders and by Sunterra.

MARK ORT - Glazer Capital - Analyst

Understood, okay. And then the last question, and it's a completely different track -- the parties that you were negotiating with to sell Europe, I believe, the last number presented in the documents is $27 million, correct me if I'm wrong. Did -- those parties had some sort of exclusivity agreement, and I'm almost wondering if they -- the fact that Diamond came in and wanted to buy the whole company, I mean, it happened during their exclusivity period. Do they sort of have a claim here that they are owed first rights, if you want to call it that, on Europe?

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

No. We were very careful to make sure that what you just described didn't happen. The rights of what we call the "joint bidders" in our 14D-9 was exclusively to Europe, and when we entered into our initial agreement -- as you can see, through reading the D-9, there's lots of flip-flops between we don't want Europe, we do want Europe, we don't want Europe, we do want Europe. But none of those phase changes ever conflicted with the joint bidders. No, there is no claim.

MARK ORT - Glazer Capital - Analyst

I see. It seemed that at the end you guys were kind of just waiting for that -- you already had a bid in hand from Diamond, for the whole company. You were just waiting for the exclusive period to expire. I'm no expert at the contract law underlying these things, but it seemed to me that you were actively engaged in a process with Diamond, which ultimately resulted in them bidding for Europe, so, again, I'm not a proponent of them taking this track, I'm just trying to assess the potential liability of it -- that they would look at that and say, "Well, you guys knew you had another bid and therefore you just waited us out."

JIM WEISSENBORN - Sunterra Corporation - Interim President and CEO

Mark, there was, in the exclusivity agreement, a transaction for the whole company was specifically excluded.

MARK ORT - Glazer Capital - Analyst

Okay, fair enough, thank you.

OPERATOR

Bob Smedley, Aegon.

BOB SMEDLEY - Aegon - Analyst

Yes, good morning, I was interested in how the transaction will either affect your previous securitizations and/or affect your securitization plans, going forward? Thanks.

JOHN ZIEGELMAN - Sunterra Corporation - Chairman

Jim, do you want to take that?

JIM WEISSENBORN - Sunterra Corporation - Interim President and CEO

Yeah. Bob, they won't affect the current securitization at all. There--I mean there are standard servicing measures, and we have no problem there, but there is no change of control mechanism within the securitization docs that would affect the current securitization. And as to what happens, going forward, as you know, we've been building up receivables on our balance sheet. We know that that will be a Diamond Resorts decision, but they are actively looking at all their options with respect to maximizing the return on those receivables.


BOB SMEDLEY - Aegon - Analyst

Thanks.

OPERATOR

(OPERATOR INSTRUCTIONS). There are no further questions at this time. I would like to go ahead and turn the call back over to Ms. Marilyn Windsor.

MARILYN WINDSOR - Sunterra Corporation - VP Investor Relations

Thank you, Nicole. Ladies and gentlemen, thank you very much for joining in our call today. If you have any further questions, please feel free to give me a call, and I'll be happy to speak with you and give you a hand. Have a good day.

OPERATOR

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect, good day.


FORWARD-LOOKING STATEMENTS; RISKS AND UNCERTAINTIES SET FORTH IN MARCH 19, 2007 PRESS RELEASE

Statements made by Sunterra on the conference call that disclose intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Sunterra cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, such statements include the expected benefits and costs of the acquisition; management plans relating to the acquisition; the anticipated timing of filings and approvals relating to the acquisition; the expected timing of the completion of the acquisition; the ability to complete the acquisition considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and other factors include, among others, uncertainties as to the timing of the tender offer and merger, uncertainties as to how many Sunterra stockholders will tender their shares, the risk that competing offers will be made, the possibility that various closing conditions for the acquisition may not be met, and the possibility that expected benefits may not materialize as expected. If the acquisition does not close, Sunterra's stock price may significantly decrease, and Sunterra's business may be materially impacted. Among other things, Sunterra could lose sales, Sunterra's management could be distracted, Sunterra could suffer increased employee attrition, and Sunterra could suffer further delays in complying with its periodic reporting requirements. Other risks and uncertainties are described from time to time in Sunterra's filings with the U.S. Securities and Exchange Commission. Sunterra undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.